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                                                                    EXHIBIT 10.8

                          AMENDMENT TO LEASE AGREEMENT

This amendment to lease agreement ("AGREEMENT") made and entered into this 29th day of September 2003, by and between Red Gate III LLC ("LANDLORD") and Vanda Pharmaceuticals, Inc. ("TENANT").

WITNESSETH:

Whereas, the LANDLORD and TENANT entered into a certain lease ("LEASE") dated June 25, 2003, covering 7,200 square feet of space ("PREMISES") located in 9620 Medical Center Drive, Suite 201, Rockville, Maryland ("BUILDING"); and

Whereas, the TENANT desires and the LANDLORD agrees to add 1,800 square feet of space to the LEASE. LANDLORD will deliver the space as shown on the attached floor plan, including paint and carpet. TENANT is responsible for paying for three fixed wall windows and one glass wall at a total cost of Two Thousand Four Hundred and No/100 Dollars ($2,400.00). The new total of space is 9,000 square feet; and

Whereas, the new rent will be Eighteen Thousand and No/100 Dollars ($18,000.00) per month commencing November 1, 2003, or at an earlier date if LANDLORD has completed its work, and increase annually in accordance with the LEASE; and

Whereas, the TENANT'S new proportionate share of Real Estate Taxes is 13.7% effective November 1, 2003, or earlier as stated in the preceding paragraph.

Ratification of LEASE: Except as expressly modified or amended by this AGREEMENT, all terms, covenants and conditions of the LEASE shall remain the same.

In witness whereof, LANDLORD and TENANT have caused this AGREEMENT to be executed as of this 29th day of September 2003, and do hereby declare this AGREEMENT to be binding on them, their respective successors and assigns.

WITNESS:                                    LANDLORD:
                                            Red Gate III LLC

/s/ Ross L. Englehart                       /s/ William M. Rickman
--------------------------                  ------------------------------
Ross L. Englehart                           By: William M. Rickman

WITNESS:                                    TENANT:
                                            Vanda Pharmaceuticals, Inc.

_________________________                   /s/ M. Polymeropoulos
                                            ---------------------------------
                                            By: M. Polymeropoulos